UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101
San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2013, Allyson Evans advised the Company of her intention to resign as Chief Financial Officer of the Company and its subsidiaries to spend more time with her family. Ms. Evans’ resignation will become effective upon the appointment of a new Chief Financial Officer and upon such appointment she intends to assist with the transition of her responsibilities.

The Company has initiated a search for a Chief Financial Officer to succeed Ms. Evans. Ms. Evans had no disagreements with the Company, its Board of Directors or its management in any matter relating to its operations, policies or practices.

On May 16, 2013, the Company issued a press release regarding Ms. Evans’ intention to resign and the commencement of a search for a new Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated May 16, 2013, issued by Mad Catz Interactive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAD CATZ INTERACTIVE, INC.

Date: May 16, 2013	By:	/S/ ALLYSON EVANS
Name: Allyson Evans
Its: Chief Financial Officer